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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   Form 8-K/A
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: March 17, 1998


                            AT&T CAPITAL CORPORATION

A Delaware                 Commission File             I.R.S. Employer
Corporation                  No. 1-11237               No. 22-3211453


              44 Whippany Road, Morristown, New Jersey 07962-1983

                        Telephone Number (973) 397-3000




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                                                      Form 8-K/A  March 17, 1998

Item 1., Item 5., and the signature page of AT&T Capital's Current Report on Form 8-K dated January 12 ,1998, are hereby amended to include the following paragraph and the signature page is amended to reflect the appropriate signatory:

     Also effective January 12, 1998, David F. Banks became the Company's Chairman, Steven K. Hudson was named its Chief Executive Officer. In addition, Daniel F. Jauernig assumed the responsibilities of Group President and Chief Financial Officer of the Company.

The entire text of Item 1. and Item 5., reflecting the aforementioned addition, is set forth on the pages attached hereto.

Item 1.  CHANGES IN CONTROL OF THE REGISTRANT
Item 5.  OTHER EVENTS

     On January 12, 1998, Newcourt Credit Group Inc., an Ontario corporation ("Newcourt"), consummated the purchase (the "Purchase") of all of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of AT&T Capital Corporation ("AT&T Capital" or the "Company"), pursuant to a Stock Purchase Agreement dated as of November 17, 1997 among Newcourt, Hercules Holdings (Cayman) Limited ("Hercules (Cayman)"), the former direct owner of approximately 97.4% of the Company's outstanding shares of Common Stock, the Company, and the other former stockholders of the Company (which Stock Purchase Agreement previously was filed as Exhibit A to the Company's Form 8-K dated November 19, 1997). In connection with the Purchase, all of the outstanding shares of Common Stock of the Company were transferred to Newcourt Holdings USA, Inc., a newly-formed Delaware corporation which is a wholly-owned subsidiary of Newcourt. As a result of the Purchase, all of the outstanding shares of Common Stock of the Company are owned indirectly by Newcourt.

        The aggregate purchase price paid by Newcourt to the former stockholders of AT&T Capital for the Common Stock so purchased was US$1.03 billion in cash and approximately 17.6 million Newcourt common shares. Such shares were issued entirely to Hercules (Cayman) and generally may not be transferred for periods ranging from 6 to 18 months following the date of the Purchase. The cash portion (US$1.03 billion) of the purchase price paid by Newcourt was raised through the issuance by Newcourt of approximately 38 million shares of Newcourt common stock at approximately US$32.50 (C$46.00) per share to employees of Newcourt and the public in Canada and the United States.

        Newcourt has advised the Company that Newcourt intends for the Company to operate as an indirect wholly-owned subsidiary of Newcourt which will continue to issue commercial paper and medium and long-term debt in the public markets. Newcourt has also advised the Company that Newcourt intends for Newcourt and the Company on a consolidated basis to securitize approximately 40-45% of their new consolidated volumes and to move to a consolidated debt to tangible equity ratio in the range of approximately 5:1 to approximately 6:1, with the result that the securitization and leverage policies of the Company will be adjusted to achieve those targets over time.



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                                                      Form 8-K/A  March 17, 1998

     Newcourt has also advised the Company that, in connection with the Purchase, Newcourt intends to either provide a guarantee for certain classes of outstanding indebtedness for borrowed money of the Company or enter into a support agreement with the Company for the benefit of the holders of such certain classes of indebtedness. In addition, the Company intends to guarantee certain outstanding indebtedness and liquidity facilities of Newcourt. As of September 30, 1997, Newcourt's outstanding indebtedness for borrowed money aggregated US$ 1.87 billion (C$2.58 billion). The ownership of the US$200 million Trust Originated Preferred Securities, which were issued by Capita Preferred Trust, a business trust originated by the Company in October, 1996, was not affected by the Purchase.

        Upon the Purchase, John Appleton, James Babcock, Max Chapman, Guy Hands, Ray Hart, Djomko Iwai and Joseph Melone resigned as members of the Company's Board of Directors. Following the Purchase, the Board of Directors of the Company was reduced from nine members to two members with Steven K. Hudson, the Chief Executive Officer of Newcourt, and David A. Banks being respectively elected and re-elected as members of the Company's Board of Directors.

        Also effective January 12, 1998, David F. Banks became the Company's Chairman, Steven K. Hudson was named its Chief Executive Officer. In addition, Daniel F. Jauernig assumed the responsibilities of Group President and Chief Financial Officer of the Company.

        Prior to the Purchase, all of the outstanding shares of Common Stock of the Company were owned either (i) indirectly, through ownership of 100% of the common shares of Hercules (Cayman), by The Grand Leasing Company Limited (UK) ("Grand Leasing"), which in turn is beneficially owned through warrants to acquire 100% of the common shares of Grand Leasing by Nomura International plc ("Nomura"), a wholly-owned indirect subsidiary of The Nomura Securities Co., Ltd. ("Nomura Securities"), and (ii) directly, by 21 members and one former member of the senior management of the Company (the "Management Stockholders"), with the Management Stockholders owning directly approximately 2.6% of the outstanding shares of Common Stock of the Company (or approximately 4.7% on a fully-diluted basis) and Grand Leasing owning indirectly approximately 97.4% of the outstanding shares of Common Stock of the Company (or approximately 93.6% on a fully diluted basis). The Company's employees and outside directors owned approximately 1.7% of the Common Stock on a fully-diluted basis.

        After giving effect to, and as a result of, the Purchase, approximately
17.6 million common shares of Newcourt or approximately 12.67% of the outstanding common shares of Newcourt (12.31% on a fully diluted basis) are owned directly by Hercules (Cayman) and indirectly, as described above, by Nomura. Canadian Imperial Bank of Commerce ("CIBC"), the second largest bank in Canada in terms of assets, separately owns approximately 8.8 million common shares of Newcourt or approximately 6.33% of the outstanding common shares of Newcourt (6.15% on a fully diluted basis), which shares were acquired by CIBC in 1997. In addition, Capital Research and Management Company, Inc., a mutual fund, owns approximately 11.3 million common shares of Newcourt or approximately 8.15% of the outstanding common shares of Newcourt (approximately 7.92% on a fully diluted basis); the AIC Group of Funds, a mutual fund manager, owns approximately 10.8 million common shares of Newcourt or approximately 7.74%



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                                                      Form 8-K/A  March 17, 1998

of the outstanding common shares of Newcourt (approximately 7.52% on a fully diluted basis); and Mutual Life Assurance Company of Canada ("Mutual Life"), one of the largest life assurance companies in Canada, owns approximately 3.1 million common shares of Newcourt or approximately 2.21% of the outstanding common shares of Newcourt (approximately 2.15% on a fully diluted basis). Hercules (Cayman), CIBC, Mutual Life and certain investment entities controlled by certain management shareholders of Newcourt (Mr. Hudson, David D. McKerroll and Bradley D. Nullmeyer, each of whom currently serves as a director of Newcourt) have agreed to vote the common shares of Newcourt owned by them so as to elect as members of Newcourt's Board of Directors two (2) nominees selected by each of Hercules (Cayman), CIBC and Mutual Life and three (3) nominees selected by such management shareholders, subject to certain statutory and contractual restrictions (including, without limitation, the requirement that a majority of the Board of Directors shall be independent directors selected and approved by the Nominating Committee of Newcourt's Board of Directors). In addition, Hercules (Cayman), CIBC and Mutual Life each have certain contractual rights involving material credit and investment decisions of Newcourt.

     When included in this Current Report on Form 8-K, the words, "will", "should", "expects", "intends", "anticipates", "estimates" and similar expressions, among others, identify forward looking statements for purposes of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements which include statements contained in this Current Report inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. Such risks and uncertainties, many of which are beyond the control of AT&T Capital, include, among others, those described under "Risk Factors" included in Item 7 of the Company's 1996 Annual Report on Form 10-K. These forward looking statements are made only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation or undertaking to release any update or revision to any forward looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

     The joint press releases of Newcourt and the Company are attached hereto as Exhibits 99(a) and 99(b) and are incorporated herein by reference.












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                                                       Form 8-K/A March 17, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             AT&T CAPITAL CORPORATION





                                             Glenn A. Votek
                                             ----------------
                                         By: Glenn A. Votek
                                             Executive Vice President and
                                             Treasurer

March 18, 1998